Exhibit 10.13

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	CONSTELLATION PHARMACEUTICALS, INC.

Number of Shares:	A number of Shares equal to $50,000.00 divided by the Warrant Price, plus all Additional Shares which Holder is entitled to purchase pursuant to Section 1.7.

Type/Series of Stock:	Series B Preferred; provided that if a Next Round occurs and the Next Round Price (as defined below) is less than the Warrant Price, this Warrant shall, instead, to the extent not previously exercised, automatically be exercisable for Next Round Stock at the Next Round Price. As used herein “Next Round Stock” means the class of stock sold by Company to investors in connection with Company’s first bona fide round of equity financing resulting in net cash proceeds to Company of not less than $1,000,000 following the Issue Date, provided that such round of equity financing is consummated prior to (i) the occurrence of an Acquisition in which the provisions of Section 1.6 hereof are satisfied and (ii) the occurrence of an IPO in which the provisions of Section 2.3 hereof are satisfied (the “Next Round”).

Warrant Price:	If the Class of Stock is Series B Preferred then $1.20 per share, but if the Class of Stock is Next Round Stock then the Next Round Price. As used herein, “Next Round Price” means the price per share paid by the lead investor for the Next Round Stock in connection with the Next Round.

Issue Date:	June 28, 2013

Expiration Date:	June 28, 2023 See also Section 5.1(b).

Credit Facility:	This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith among Oxford Finance LLC, as Lender and Collateral Agent, Silicon Valley Bank, the Lenders from time to time party thereto, and the Company (the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) has delivered to the above-named company (the “Company”) a duly executed signature page to the Stockholder Option and Support Agreement with Genentech, Inc., a Delaware corporation, in the form attached hereto as Appendix 1 (an “Option and Support Agreement”), and is entitled to purchase the above-stated number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the Company at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Reference is made to Section 5.4 of this Warrant whereby Silicon Valley Bank shall transfer this Warrant to its parent company, SVB Financial Group, subject to the conditions stated therein. FOR CLARIFICATION, THE COMPANY AGREES THAT THE OPTION AND SUPPORT AGREEMENT IS BEING SIGNED BY HOLDER SOLELY IN ITS CAPACITY AS A HOLDER OF EQUITY SECURITIES OF THE COMPANY AND NOT AS A LENDER OR COLLATERAL AGENT. THE

COMPANY AGREES THAT SUCH OPTION AND SUPPORT AGREEMENT SHALL NOT BIND HOLDER OR ANY OF ITS AFFILIATES IN HOLDER’S OR SUCH AFFILIATE’S CAPACITY AS A LENDER OR COLLATERAL AGENT IN ANY WAY, NOR SHALL IT AFFECT OR IN ANY WAY IMPAIR ANY RIGHTS OR REMEDIES THAT HOLDER OR ITS AFFILIATE MAY HAVE WITH RESPECT TO HOLDER’S OR SUCH AFFILIATE’S LOAN FACILITY WITH THE COMPANY. The two preceding sentences are not intended to impair Genentech, Inc.’s rights with respect to the equity securities as covered by the Option and Support Agreement.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 2 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

1.3 Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s common stock is then traded in a Trading Market and the Class is a series of the Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of the Company’s common stock into which a Share is then convertible. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired (or surrendered pursuant to Section 1.2 to the extent applicable).

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), either (i) Holder shall exercise this Warrant pursuant to Section 1.1 and/or 1.2 and such exercise will be deemed effective immediately prior to and contingent upon the consummation of such Acquisition or (ii) if Holder elects not to exercise the Warrant, this Warrant will expire immediately prior to the consummation of such Acquisition.

(c) The Company shall provide Holder with written notice of a contemplated Cash/Public Acquisition (together with such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such contemplated Cash/Public Acquisition giving rise to such notice), which is to be delivered to Holder not less than seven (7) Business Days prior to the closing of the proposed Cash/Public Acquisition. In the event the Company does not provide such notice, then if, immediately prior to the Cash/Public Acquisition, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon such exercise to the Holder and Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof.

(d) Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(e) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

(f) Notwithstanding anything to the contrary contained in this Warrant, in the event the Genentech Acquisition (as defined in the Loan Agreement) is consummated as a merger pursuant to the Agreement and Plan of Merger dated January 9, 2012 among the Company, Genentech, Inc. and the other parties thereto (the “Merger Agreement”), this Warrant shall be treated in accordance with the terms of Section 8.8(c) of the Merger Agreement.

1.7 Additional Shares. Upon the funding of each Term B Loan (as defined in the Loan Agreement), the Company shall be deemed to have automatically granted to Holder, in addition to the number of Shares which this Warrant can otherwise be exercised for by Holder, the right to purchase that number of additional Shares, rounded upward to the nearest whole number, equal to three percent (3.00%) of the amount of such Term B Loan funded by Silicon Valley Bank divided by the Warrant Price (such additional shares being called the “Additional Shares”).

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 Conversion of Preferred Stock. If the Class is a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into common stock pursuant to the provisions of the Company’s Certificate of Incorporation, including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of common stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4 Adjustments for Diluting Issuances. Except as would duplicate any adjustment otherwise provided for in this Section 2, the number of shares of common stock issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a)The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Class were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold.

(b)All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.

(c)The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

(e) effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1) at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

Reference is made to Section 1.6(c) whereby this Warrant will be deemed to be exercised pursuant to Section 1.2 hereof if the Company does not give written notice to Holder of a Cash/Public Acquisition as required by the terms hereof. Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any).

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

4.6 Market Stand-off Agreement. The Holder agrees that the Shares shall be subject to the market standoff provisions in Section 2.7 of the Company’s Investor Rights Agreement or similar agreement.

4.7 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5. MISCELLANEOUS.

5.1 Term and Automatic Conversion Upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Legends. The Shares (and the securities issued, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED JUNE 28, 2013, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise of this Warrant (and the securities issued, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if the Company and Holder agree that there is no material question as to the availability of Rule 144 promulgated under the Act.

5.4 Transfer Procedure. After receipt by Silicon Valley Bank of the executed Warrant, Silicon Valley Bank will transfer all of this Warrant to its parent company, SVB Financial Group, provided that such transfer shall be conditioned upon SVB Financial Group delivering a duly executed signature page to the Option and Support Agreement to the Company. By its acceptance of this Warrant, SVB Financial Group hereby makes to the Company each of the representations and warranties set forth in Section 4 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if it were the original Holder hereof. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant (or the securities issued directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant or the Shares issued upon exercise of this Warrant (or the securities issued, directly or indirectly, upon conversion of the Shares, if any) being transferred with the name, address and taxpayer identification number of the transferee and will surrender this Warrant (and/or the stock certificates representing the Shares issued upon the exercise of this Warrant (or the securities issued directly or indirectly, upon conversion of the Shares, if any) being transferred) to the Company for reissuance to the transferee(s) (and Holder if applicable); and provided further, that any subsequent transferee other than SVB Financial Group (which shall, for the avoidance of doubt, have already delivered a duly executed signature page to the Option and Support Agreement to the Company as provided above) shall deliver a duly executed signature page to the Option and Support Agreement to the Company and agree in writing with the Company to be bound by all of the terms and conditions of this Warrant or to which the Shares issued upon exercise of this Warrant (or the securities issued directly or indirectly, upon conversion of the Shares, if any) being transferred are then subject, as applicable. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued directly or indirectly upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HC 215

Santa Clara, CA 95054

Telephone: (408) 654-7400

Facsimile: (408) 988-8317

Email address: derivatives@svb.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Constellation Pharmaceuticals, Inc.

Attn: Chief Financial Officer

215 First Street, Suite 200

Cambridge, MA 02142

Telephone: (617) 714-0555

Facsimile: (617) 577-0472

Email: Matthias.Jaffe@ConstellationPharma.com

With a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

Attn: Steven D. Singer, Esq.

60 State Street

Boston, MA 02109

Telephone: (617) 526-6000

Facsimile: (617) 526-5000

Email: steven.singer@wilmerhale.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Silicon Valley Bank is closed.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

CONSTELLATION PHARMACEUTICALS, INC.

By:	/s/ Matthias Jaffe
Name: Matthias Jaffe
Title: CFO

“HOLDER”

SILICON VALLEY BANK

By:	/s/ Christina M. Zorzi
Name: Christina M. Zorzi
Title: VP

[SIGNATURE PAGE TO WARRANT TO PURCHASE STOCK – SVB]

APPENDIX 1

STOCKHOLDER OPTION AND SUPPORT AGREEMENT

This STOCKHOLDER OPTION AND SUPPORT AGREEMENT, dated as of                 ,              (this “Agreement”), is by and between Genentech, Inc., a Delaware corporation (“Parent”), and                  (“Stockholder”).

WHEREAS, Stockholder owns shares of common stock or preferred stock of Constellation Pharmaceuticals, Inc., a Delaware corporation (the “Company”);

WHEREAS, Parent and the Company have entered into an Option Agreement, dated as of the date hereof (the “Option Agreement”), which provides, upon the terms and subject to the conditions thereof, for the Company to grant to Parent an option to acquire all of the equity interests of the Company either pursuant to the terms of the Merger Agreement (as defined below) or, in the sole discretion of Parent, to elect to structure the acquisition of the Company as an acquisition of all of the equity interests held by such holders of equity in the Company as are party to a stockholder option and support agreement substantially in the form of this Agreement, pursuant to a stock purchase agreement, the form of which will contain terms that are consistent in all material respects with the Merger Agreement (the “Option”);

WHEREAS, Parent, Hydra Acquisition Corp., a Delaware corporation (“AcquisitionCo”), the Company, and Robert Tepper M.D., as representative of Third Rock Ventures, as representative of the Participating Equity Holders, have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, upon the terms and subject to the conditions thereof, for the merger (the “Merger”) of AcquisitionCo with and into the Company, with the Company continuing as the surviving corporation in the Merger; and

WHEREAS, as an inducement to Parent to enter into the Option Agreement and the Merger Agreement, Parent has requested that Stockholder enter into, and in order to induce Parent to enter into the Option Agreement and the Merger Agreement, Stockholder has agreed to enter into, certain arrangements with respect to approval of the Option and the Merger.

NOW, THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Agreement. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with the terms thereof; provided, however, that nothing in this Section 1 shall relieve any party of liability for any breach of this Agreement.

2. Support.

2.1. Ownership of Company Securities. Exhibit A hereto sets forth all of the securities of the Company beneficially owned by Stockholder.

2.2. Voting Agreement. Stockholder, by this Agreement, with respect to all of the shares of common stock or preferred stock of the Company owned or hereafter acquired by Stockholder (collectively, the “Shares”), hereby covenants and agrees to vote or cause to be voted, at any meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, all of the Shares in favor of the adoption of the Option Agreement and the Merger Agreement and the approval of the Option, the Merger, and all of the transactions contemplated by the Option Agreement and the Merger Agreement, including the acquisition of all of the equity interests of the Company by Parent or its affiliates in the form of a stock purchase agreement, and against any Acquisition Proposal (as defined in the Option Agreement) or any other proposal pursuant to which any Person would acquire Shares that would reasonably be expected to prevent, delay, or postpone the transactions contemplated by the Option Agreement or the Merger Agreement.

2.3. Transfer of Shares. Stockholder agrees not to, directly or indirectly, at any time prior to the Effective Time, other than as may be required by a court order, (a) sell, assign, transfer (including by operation of law), pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (a “Transfer”) unless the recipient of such shares, as a condition to such Transfer, executes and delivers to Parent a Stockholder Option and Support Agreement in the form of this Agreement, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition by Stockholder of any Shares unless the recipient of such shares, as a condition to such Transfer, executes and delivers to Parent a Stockholder Option and Support Agreement in the form of this Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void and of no force or effect, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such shares for any purpose.

2.4. Legend. Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing shares of common stock or preferred stock of the Company, the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDER OPTION AND SUPPORT AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING AND TRANSFER OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH STOCKHOLDER OPTION AND SUPPORT AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate representing shares of common stock or preferred stock of the Company issued.

2.5. Stock Purchase Agreement. In the event that Parent or its affiliates exercise the Option and pursuant thereto elect to acquire equity interests of the Company pursuant to a stock purchase agreement, the form of which will contain terms that are consistent in all material respects with the terms of the Merger Agreement (the “Stock Purchase Agreement”), Stockholder agrees that it shall enter into the Stock Purchase Agreement, pursuant to which Stockholder will agree to sell all of its Shares to Parent or its affiliates on such terms, and to take such other actions, in each case that are consistent with the Stock Purchase Agreement, as may reasonably be required by Parent to effect the acquisition of the Company by Parent, including the provision of information customarily provided by a stockholder in connection with such a transaction and the execution of customary conveyance instruments.

3. Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, when sent by receipt requested electronic mail, or the next business bay if sent by overnight courier (providing proof of delivery), or on the same business day if sent via facsimile on a business day during normal business hours to the parties at the following addresses (or at such other address for a party as specified by like notice), or to such other address as such party may indicate by a notice delivered to the other party hereto:

If to Parent, to:

Genentech, Inc.

One DNA Way

South San Francisco, CA 94080

Telephone: 650-225-1000

Fax: 650-467-9146

Attention: Corporate Secretary

with copies (which shall not constitute notice) to:

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH 4070 Basel

Switzerland

Attention: Group Legal Department

Facsimile: +41 61 688 13 96

and

Sidley Austin LLP

555 California St.

20th Floor

San Francisco, California 94104

Attention: Sharon R. Flanagan

Telephone: (415) 772-1200

Facsimile: (415) 772-7400

If to Stockholder, to the address or fax number set forth on the signature page hereto under Stockholder’s name.

4. Miscellaneous.

4.1. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter hereof and supersedes all other prior agreements or understandings between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by Stockholder and an authorized representative of Parent.

4.2. Confidentiality. Stockholder shall hold any information regarding this Agreement, the Option, the Option Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby and thereby (the “Confidential Information”) in strict confidence and shall not divulge any such information to any third person unless otherwise so required by a court of competent jurisdiction; provided, that if Stockholder is not a natural person and has a fiduciary or contractual duty to disclose any Confidential Information to its limited partners or members, Stockholder shall be permitted to disclose such Confidential Information to its limited partners or members, provided that Stockholder first informs such limited partners or members that such Confidential Information is confidential and directs such limited partner or member to maintain the confidentiality of such information in accordance with the terms of this Agreement. Neither the Stockholder nor any of its affiliates shall issue or cause the publication of any press release or other public statement with respect to this Agreement, the Option, the Option Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby and thereby without the prior written consent of Parent.

4.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provision hereof, unless such a construction would be unreasonable.

4.4. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

4.5. Binding Effect; Assignment. Parent may assign its rights and obligations under this Agreement to any of Parent’s affiliates without the consent of Stockholder. Stockholder’s rights or obligations under this Agreement may not be assigned. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include, in the case of Parent, any assignee as well as the successors in interest to such assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person or entity other than the parties, their successors and assigns permitted by this Section 4.5 any right, remedy or claim under or by reason of this Agreement.

4.6. Headings. The headings contained in this Agreement are for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

4.7. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

4.8. Jurisdiction. Any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement (including a legal proceeding based upon intentional misrepresentation or fraud) may be brought or otherwise commenced in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware. Each party to this Agreement hereby irrevocably: (a) consents to submit itself in any suit, action or proceeding arising out of or related to this Agreement to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware; (b) agrees that it will not attempt to defeat or deny such personal jurisdiction by motion or other request for leave from such court; and (c) agrees that it will not bring any action arising out of or related to this Agreement in any court other than any such court.

4.9. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.10. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when each party to this Agreement has executed a counterpart to this Agreement and delivered such counterpart to the other party to this Agreement.

4.11. Interpretation. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The undersigned hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” For purposes of this Agreement, the use of the word “or” shall not be exclusive. Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GENENTECH, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO STOCKHOLDER OPTION AND SUPPORT AGREEMENT]

STOCKHOLDER:

SVB FINANCIAL GROUP

By:

Name:

Address:	3003 Tasman Drive, HC 215 Santa Clara, CA 95054 Attention: Treasury Department Tel.: (408) 654-7400 Fax: (408) 988-8317

[SIGNATURE PAGE TO STOCKHOLDER OPTION AND SUPPORT AGREEMENT]

STOCKHOLDER:

SILICON VALLEY BANK

By:

Name:

Address:	275 Grove Street, Suite 2-200 Newton, MA 02466 Attention: Tel.: Fax:

[SIGNATURE PAGE TO STOCKHOLDER OPTION AND SUPPORT AGREEMENT]

EXHIBIT A

COMPANY SECURITIES BENEFICIALLY OWNED BY STOCKHOLDER

                        Shares of Common Stock

                        Shares of Series A Convertible Preferred Stock

                        Shares of Series B Convertible Preferred Stock

                        Shares of Common Stock subject to outstanding stock options

                        Shares of Common Stock or Preferred Stock subject to outstanding warrants

APPENDIX 2

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common/Series ______ Preferred [circle one] Stock of CONSTELLATION PHARMACEUTICALS, INC. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[    ] check in the amount of $________ payable to order of the Company enclosed herewith

[    ] Wire transfer of immediately available funds to the Company’s account

[    ] Cashless Exercise pursuant to Section 1.2 of the Warrant

[    ] Other [Describe] __________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Appendix 2

SCHEDULE 1

Company Capitalization Table

See attached

Schedule 1